AMENDMENT 1 TO Consulting Agreement

This Amendment 1 (“Amendment 1”) is dated August 4, 2022 and is effective as of July 3, 2022 (“Amendment 1 Effective Date”), by and between Spero Therapeutics, Inc. (“Company”) and Cristina Larkin, hereby amends Consulting Agreement between the Parties dated May 3, 2022 (the “Agreement”). Capitalized terms not otherwise defined in this Amendment 1 will have the same meanings as ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Parties wish to modify the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and mutual covenants contained in this Amendment 1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Section 3(A) of the Agreement is deleted in its entirety and replaced with the following:

In consideration for Consultant's performance of the Services, Spero shall pay Consultant four hundred seventy-five dollars ($475) per hour.

2.
Other than as specifically provided in Section 1 above, the terms and conditions of the Agreement are not being modified by this Amendment 1 and will remain in full force and effect.

3.
This Amendment 1 contains the Parties’ entire agreement with respect to the subject matter of this Amendment 1.
4.
This Amendment shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles that would require application of different law.

5.
This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF) shall be effective delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment 1 as of the Amendment 1 Effective Date.

Spero Therapeutics, Inc.	Cristina Larkin
By: /s/ Ankit Mahadevia	By: /s/ Cristina Larkin
Name: Ankit Mahadevia	Name: Cristina Larkin
Title: CEO	Title: